As filed with the Securities and Exchange Commission on August 12, 2021.

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CPI CARD GROUP INC.
(Exact name of registrant as specified in its charter)

Delaware	26-0344657
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
10368 W. Centennial Road Littleton, CO	80127
(Address of Principal Executive Offices)	(Zip Code)

CPI Card Group Inc. Omnibus Incentive Plan
(Full Title of the Plan)

Matthew Senko
Senior Counsel and Assistant Secretary
CPI Card Group Inc.

10368 W. Centennial Road

Littleton, CO 80127
(Name and Address of Agent for Service)

(720) 681-6304

(Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common stock, par value $0.001 per share	1,100,000	$19.07	$20,977,000.00	$2,288.59

(1)	This Registration Statement is being filed with the Securities and Exchange Commission (the “SEC”) to register (i) 1,000,000 shares of Common Stock, par value $0.001 per share, of CPI Card Group Inc. (“Common Stock”) that may be issued under the CPI Card Group Inc. Omnibus Incentive Plan, as amended and restated on May 27, 2021 (the “Plan”) and (ii) an additional 100,000 shares of Common Stock that may become available under the Plan pursuant to the share recycling provisions set forth in the Plan. In accordance with Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall be deemed to cover any additional shares of Common Stock that may be issued pursuant to the Plan to prevent dilution from stock splits, stock dividends or similar transactions.

(2)	Estimated, in accordance with Rule 457(h) under the Securities Act, solely for the purpose of calculating the registration fee, and based upon the average high and low prices of a share of Common Stock, as reported on The Nasdaq Global Market, on August 9, 2021, which date is within five business days prior to filing this Registration Statement.

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed by CPI Card Group Inc., a Delaware corporation (the “Registrant”), relating to 1,100,000 shares of its common stock, par value $0.001 per share (“Common Stock”), issuable under the CPI Card Group Inc. Omnibus Incentive Plan (as amended and restated effective May 27, 2021) (the “Plan”). The Registrant filed with the Securities and Exchange Commission (the “Commission”) on March 13, 2018 and October 9, 2015 Registration Statements on Form S-8 (Registration No. 333-223613 and Registration No. 333-207350, respectively) relating to shares of Common Stock issuable under the Plan (collectively, the “Prior Registration Statements”). This Registration Statement relates to securities of the same class as those to which the Prior Registration Statements relate and is submitted in accordance with General Instruction E of Form S-8 regarding Registration of Additional Securities. Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statements are incorporated herein by reference and made part of this Registration Statement, except as amended hereby.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission are hereby incorporated by reference in this Registration Statement:

(1)	the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the Commission on February 25, 2021;

(2)	the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2021, filed with the Commission on May 11, 2021;

(3)	the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2021, filed with the Commission on August 12, 2021;

(4)	the Registrant’s Current Reports on Form 8-K, filed with the Commission on February 25, 2021, March 2, 2021, March 16, 2021, May 28, 2021 and August 6, 2021; and

(5)	the description of the Registrant’s common stock, par value $0.001 per share, contained in its Registration Statement on Form 8-A filed with the Commission on August 4, 2021 pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any subsequent amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Notwithstanding the foregoing, unless specifically stated to the contrary, none of the information disclosed by the Registrant under Items 2.02 or 7.01 of any current report on Form 8-K that the Registrant may from time to time furnish to the Commission will be incorporated by reference into, or otherwise included in, this Registration Statement. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

Exhibit Number	Description
4.1	CPI Card Group Inc. Omnibus Incentive Plan, as amended and restated effective May 27, 2021 (previously filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on May 28, 2021 and incorporated herein by reference).
5.1*	Opinion of Sidley Austin LLP with respect to the validity of issuance of securities.
23.1*	Consent of Sidley Austin LLP (included in Exhibit 5.1 to this Registration Statement).
23.2*	Consent of KPMG LLP (filed herewith).
24.1*	Powers of Attorney (included on the signature page of this Registration Statement).

*Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Littleton, State of Colorado, on this 12th day of August, 2021.

CPI CARD GROUP INC.

By:	/s/ John Lowe
John Lowe
Chief Financial Officer

Each person whose signature appears below hereby constitutes and appoints Scott Scheirman and John Lowe and each of them severally, as his or her true and lawful attorney-in-fact and agent with full powers of substitution and resubstitution, for the undersigned and in the name of the undersigned, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Scott Scheirman	President, Chief Executive Officer and Director	August 12, 2021
Scott Scheirman	(Principal Executive Officer)

/s/ John Lowe	Chief Financial Officer	August 12, 2021
John Lowe	(Principal Financial Officer)

/s/ Kevin O’Brien	Chief Accounting Officer	August 12, 2021
Kevin O’Brien	(Principal Accounting Officer)

/s/ Bradley Seaman	Chairman of the Board	August 12, 2021
Bradley Seaman

/s/ Thomas Furey	Director	August 12, 2021
Thomas Furey

/s/ Robert Pearce	Director	August 12, 2021
Robert Pearce

/s/ Nicholas Peters	Director	August 12, 2021
Nicholas Peters

/s/ Marc Sheinbaum	Director	August 12, 2021
Marc Sheinbaum

/s/ Valerie Soranno Keating	Director	August 12, 2021
Valerie Soranno Keating

4